CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2022, relating to the financial statements and financial highlights of Baird Funds, Inc., comprising Baird Ultra Short Bond Fund, Baird Short-Term Bond Fund, Baird Intermediate Bond Fund, Baird Aggregate Bond Fund, Baird Core Plus Bond Fund, Baird Short-Term Municipal Bond Fund, Baird Strategic Municipal Bond Fund, Baird Quality Intermediate Municipal Bond Fund, Baird Core Intermediate Municipal Bond Fund, Baird Municipal Bond Fund, Baird Mid Cap Growth Fund (formerly Baird MidCap Fund), Baird Small/Mid Cap Growth Fund, Baird Equity Opportunity Fund, Chautauqua International Growth Fund, and Chautauqua Global Growth Fund, for the year ended December 31, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
April 27, 2022